Exhibit 3.1

CERTIFICATE OF FORMATION

OF

DILA CAPITAL SPONSOR GROUP, LLC

____________________

This Certificate of Formation of Dila Capital Sponsor Group, LLC (the “Company”), dated as of December 30, 2020, is being duly executed and filed by the undersigned, an authorized natural person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

FIRST.          The name of the limited liability company formed hereby is Dila Capital Sponsor Group, LLC.

SECOND.     The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808.

THIRD.         The name of the registered agent at such address, for service of process on the Company in the State of Delaware is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Jason T. Simon
Jason T. Simon, Authorized Person